EXHIBIT 3.2

SECTETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 11/27/1996
960348767 - 2503280

                          STATE 0F DELAWARE
                      CERTIFICATE OF AMENDMENT
                   OF CERTIFICATE OF INCORPORATION
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a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST:  That at a meeting of the Board of Directors of

                    Baseball Properties, Inc.
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resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1 (one)" that, as amended, said Article shall be and read as follows: the corporation name of Baseball Properties, Inc. shall change the name to ThermaFreeze, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with section 222 of General Corporation Law of the State of Delaware at which meeting the necessary number of share as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate signed by Thomas J. Sullivan, an authorized Officer this 15th day of November, 1996.

BY:  s/s Thomas J. Sullivan
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TITLE OF OFFICER:  President